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                                                                   EXHIBIT 23.2



                                [LETTERHEAD]




                             September 25, 1996



                          CONSENT OF LEGAL COUNSEL


First Place Financial Corporation
100 East Broadway
Farmington, New Mexico  87401

Dear Sirs:

     We consent to the use in the Form S-8 Registration Statement of First Place Financial Corporation (the "Company"), relating to the offer and sale by the Company of 150,000 shares of a single class of common stock, par value $.01, under the Company's Profit Sharing Plan (with 401(k) provisions), Nonstatutory Stock Option Plan and Second Nonstatutory Stock Option Plan (collectively, the "Plans") of our name and our opinion regarding the legality of such shares when issued under such Plans.

                                       Sincerely yours,

                                       ROTHGERBER, APPEL, POWERS & JOHNSON LLP